Exhibit 10.3

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Amendment”) is entered into as of this 1st day of January, 2004, by and between Bruce Ross(“Executive”) and GUITAR CENTER, INC., a Delaware corporation (the “Company”).

Executive and the Company wish to amend that certain Third Amended and Restated Employment Agreement entered into between the two parties as of July 1, 2003 (the “Prior Agreement”), to revise the bonus provision therein.

In consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       The Prior Agreement is amended by amending Section 3(b) in its entirety to read as follows:

(b)                                 In addition to the Base Salary, for each fiscal year ending during the Employment Period, Executive shall also be eligible to receive an annual bonus in a target amount of 75% of the Executive’s then-current Base Salary.  The amount of such bonus will be determined by the Board or its designee(s), in their sole discretion.

2.                                       Except as expressly provided for in this Amendment, no other term or provision of the Prior Agreement is amended or modified in any respect.

In witness whereof, the parties have executed this Agreement on the day and year first above written.

GUITAR CENTER, INC.

By:	/Larry Thomas
Name: Larry Thomas
Title: Co-Chief Executive Officer

EXECUTIVE

/Bruce Ross
Bruce Ross